UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

Carisma Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3675 Market Street, Suite 401 Philadelphia, PA		19104
(Address of Principal Executive Offices)		( Zip Code)

Registrant’s telephone number, including area code: (267) 491-6422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	CARM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 6, 2025, Carisma Therapeutics Inc. (the “Company”) received written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of its common stock for the last 38 consecutive business days, the Company is not in compliance with Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”), which requires the Company to maintain a minimum bid price of $1.00 per share. The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on The Nasdaq Global Market under the symbol “CARM.”

The Notice states that the Company has 180 calendar days, or until July 7, 2025, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days during the 180-day compliance period ending on July 7, 2025.

If the Company does not regain compliance with the Bid Price Rule prior to the expiration of the 180 calendar day compliance period, the Company may be eligible for an additional 180 calendar day period to regain compliance. To qualify, the Company would need to transfer the listing of its common stock to The Nasdaq Capital Market, provided that it meets the continued listing requirement for the market value of publicly held shares and all other initial listing standards of The Nasdaq Capital Market, with the exception of the Bid Price Rule. To effect such a transfer, the Company would also need to pay an application fee to Nasdaq and provide written notice of the Company’s intention to cure the deficiency during the additional compliance period by effecting a reverse stock split, if necessary. As part of its review process, Nasdaq will make a determination of whether it believes the Company will be able to cure this deficiency. If Nasdaq concludes that the Company will not be able to cure the deficiency, or if the Company does not submit a transfer application or does not meet the other listing standards for The Nasdaq Capital Market, Nasdaq could provide notice that the Company’s securities will become subject to delisting.

Upon the receipt of any such written notice that the Company’s securities are subject to delisting, the Company will have the opportunity to appeal the decision to a Nasdaq Hearing Panel. The Company intends to monitor the closing bid price of its common stock and consider its available options to regain compliance with the Bid Price Rule.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements are subject to certain risks and uncertainties that may cause the Company’s actual results to differ from the expectations expressed in the forward-looking statements. There can be no assurance that the Company will achieve such expectations, including regaining compliance with the Bid Price Rule during any compliance period or in the future, otherwise meeting Nasdaq compliance standards, being granted by Nasdaq any relief from delisting as necessary, or ultimately meeting applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARISMA THERAPEUTICS INC.

Date: January 10, 2025	By:	/s/ Steven Kelly
Steven Kelly
President and Chief Executive Officer